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                                  SCHEDULE 14A
                                   (RULE 14A)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
/ /  Definitive Proxy Statement
/X/  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                             REALTY REFUND TRUST
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of filing fee (Check the appropriate box):
/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     (4) Proposed maximum aggregate value of transaction:
     (5) Total fee paid:

/X/  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
     (2) Form, Schedule or Registration Statement No.:
     (3) Filing Party:
     (4) Date Filed:

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                      [REALTY REFUND TRUST LOGO]
                      Realty Refund Trust 1385 Eaton Center 1111 Superior Avenue Cleveland, Ohio 44114 216-771-7663
                      Fax 216-861-4929




                                   SUPPLEMENT

                                       TO

                                PROXY STATEMENT

                                     DATED

                                 APRIL 5, 1996


        The Proxy Statement of Realty ReFund Trust (the "Trust"), dated April 5, 1996, is hereby supplemented to add the following information under the heading "Ownership of Shares of Beneficial Interest":

             Based upon a Report on Schedule 13D dated August 8, 1995, as amended on December 6, 1995 (the "Schedule"), filed with the Securities and Exchange Commission, Mr. Dan Z. Bochner beneficially owns 132,300 of the Trust's Shares, constituting 12.96% of the Trust's outstanding Shares. Mr. Bochner represented in the Schedule that his acquisition of such Shares was solely for investment. The Schedule reports Mr. Bochner's business address as being 9480 Charleville Boulevard, #18, Beverly Hills, California 90212.

This Supplement to Proxy Statement was first mailed to Shareholders on April 11, 1996.


     REALTY REFUND TRUST

                                                                  April 11, 1996